Exhibit 10.5

DESCRIPTION OF EXECUTIVE INCENTIVE PLAN
AND SUMMARY FORMS OF NOTICE

Date:

To:

From:

Re:                               Executive Incentive Plan for FY

The Board of Directors has approved our Executive Incentive Plan for FY       .  Your annual target bonus under this plan is      % of your annual base salary.  The provisions of the plan are listed below:

• Payout requires achievement of both plan revenue and operating profit for the Company.

• We must also have a positive operating profit for payout.

• This year we will divide the plan into both a quarterly and an annual plan (both based on the above criteria).

• 50% of your target incentive will be for the quarterly plan (i.e., 1/8 per quarter) and 50% of your target incentive will be for the annual plan.

Date:

To:

From:

Re:                               Your FY      Compensation Plan

Attached is your compensation plan for FY     .  The Board of Directors recently approved this in the            meeting.  In addition, you are eligible to participate in the Corporate Executive Incentive plan with a target bonus of      % of your annual base salary.  The criteria for the corporate plan are as follows:

• Measurement will be on an annual basis.

• Payout requires achievement of both annual revenue and operating profit plan.

• We must have a positive operating profit for payout.